Exhibit 10.1

Up to 575,000 Shares of Common Stock

BNCCORP, INC.

PLACEMENT AGENCY AGREEMENT

September 19, 2005

Sandler O’Neill & Partners, L.P.

919 Third Avenue

6th Floor

New York, NY  10022

Ladies and Gentlemen:

BNCCORP, Inc., a Delaware corporation (the “Company”), and BNC National Bank, a national banking association headquartered in Bismarck, North Dakota and wholly-owned subsidiary of the Company (the “Bank Subsidiary”) confirm their agreement (the “Agreement”) with Sandler O’Neill & Partners, L.P. (the “Placement Agent”) with respect to the issue and sale by the Company of up to 575,000 shares (the “Shares”) of its common stock, par value $0.01 per share (the “Common Stock”).  The Shares are to be offered and sold without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom (including any exemptions under the rules and regulations of the Securities and Exchange Commission (the “Commission”) under the 1933 Act (the “1933 Act Regulations”)).

The Company and the Bank Subsidiary have prepared and delivered to the Placement Agent copies of a confidential private placement memorandum dated September 14, 2005 (the “Offering Memorandum”) and will deliver to the Placement Agent, not later than the date of distribution, any supplements to the Offering Memorandum, as may be reasonably requested, each for use by the Placement Agent in connection with its solicitation of purchasers of the Shares.  “Offering Documents” means, with respect to any date or time referred to in this Agreement, the offering Memorandum, or any amendment or supplement thereto, including exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Placement Agent in connection with its solicitation of purchasers of the Shares.

SECTION 1.                                Representations and Warranties.

(a)                                  The Company and the Bank Subsidiary jointly and severally represent and warrant to the Placement Agent as of the date hereof and as of the Closing Time (as defined below), and agree with the Placement Agent, as follows:

(1)                            Similar Offerings.  Except as described in the Offering Documents, the Company has not, directly or indirectly, solicited any offer to buy or offered to sell, and will not, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Shares in a manner that would require the Shares to be registered under the 1933 Act.

(2)                            Offering Documents.  The Offering Documents do not, and at the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(3)                            Independent Auditors.  The auditors of the Company who certified the consolidated financial statements included in the Offering Documents are have advised the Company and the Bank in writing that they are independent public accountants within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants and a registered public accounting firm with the Public Company Accounting Oversight Board, and such auditors are, with respect to the Company, independent certified public accountants as required by the 1933 Act, the 1933 Act Regulations and Public Company Accounting Oversight Board (including the rules promulgated by such entity.

(4)                            Financial Statements.  The consolidated financial statements of the Company, together with the notes, included in the Offering Documents present fairly, in all material respects, the consolidated statement of financial condition of the Company and its consolidated subsidiaries at the respective dates indicated, and the consolidated statements of income and cash flows of the Company and its consolidated subsidiaries for the respective periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis throughout the periods involved, except as disclosed in the notes to such financial statements.  The supporting schedules, if any, included in the Offering Documents present fairly, in all material respects, the information stated therein, and have been or will be properly compiled on the bases described therein, and the assumptions used in the preparation thereof are or will be reasonable and the adjustments used therein are or will be appropriate to give effect to the transaction and circumstances referred to therein, and the summary financial data included in the Offering Documents present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Offering Documents.

(5)                            No Undisclosed Liabilities.  Except as described in the Offering Documents, neither the Company nor any of its subsidiaries has any material liability of any kind, contingent or otherwise except for liabilities incurred in the ordinary course of business since the date of the most recent balance sheet included in the consolidated financial statement of the Company included in the Offering Documents.

(6)                            No Material Adverse Change.  Since the respective dates as of which information is given in the Offering Documents, except as otherwise stated therein, there has not been (A) any material adverse change or any development (including any change in statutes or regulations affecting the Company, the Bank Subsidiary or its subsidiaries) which could reasonably be expected to result in a material adverse change, in the financial condition or in the earnings, business affairs or business prospects of the Company and its subsidiaries, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) any transaction entered into by the Company or any of the Company’s subsidiaries, other than in the ordinary course of business, that is material to the Company and its subsidiaries, or (C) any dividend or distribution, of any kind, declared, paid or made by the Company on any class of its capital stock.

(7)                            Regulatory Enforcement Matters.  Neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency (as defined below) that currently restricts in any material respect the conduct of their business or that in any material manner relates to their capital adequacy, their credit policies, their management or their business (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement; and there is no unresolved violation, or any alleged violation asserted by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.  As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions, or holding companies of depositary institutions, or engaged in the insurance of depository institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Company or any of its subsidiaries.

(8)                            Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Offering Documents and to enter into and perform its obligations under this Agreement; and the Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”).

(9)                            Good Standing of the Bank Subsidiary.  The Bank Subsidiary has been duly organized and is validly existing under the laws of the United States and has full power and authority under such laws to own, lease and operate its properties and to conduct its business as now being conducted as described in the Offering Documents; and the Bank Subsidiary’s deposit accounts are insured up to the applicable limit by the Bank Insurance Fund of the Federal Deposit Insurance Corporation (“FDIC”) to the fullest extent permitted by law and the rules and regulations of the FDIC; and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Company, threatened.

(10)                      Other Subsidiaries.  There are no subsidiaries of the Company other than the Bank Subsidiary, BNC Capital Trust I, BNC Statutory Trust II and Bismarck Properties, Inc. and there are no subsidiaries of the Bank Subsidiary other than BNC Insurance Services, Inc., BNC Asset Management, Inc. and (the “Other Subsidiaries”).  The Other Subsidiaries have been duly organized and are validly existing and in good standing under the laws of their jurisdiction of incorporation and have the power and authority to own, lease and operate their properties and to conduct their business as described in the Offering Documents.

(11)                      Foreign Qualifications.  The Company and each of its subsidiaries are duly qualified as foreign entities to transact business and are each in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect.

(12)                      Capital Stock Duly Authorized and Validly Issued.  All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued and is fully paid and nonassessable; all of the issued and outstanding capital stock of the Bank Subsidiary and each of the Other Subsidiaries has been duly authorized and validly issued, is fully paid and nonassessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of the issued and outstanding capital stock of the Company or its subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, the certificate of incorporation, charter or bylaws of the Company, the Bank Subsidiary or the Other Subsidiaries or of any agreement to which the Company, the Bank Subsidiary or the Other Subsidiaries is a party.

(13)                      Capitalization.  The authorized, issued and outstanding capital stock of the Company as of June 30, 2005 is as set forth in the Offering Documents under the caption of “Capitalization”; there have not been any subsequent issuances of capital stock of the Company; and, except as described in the Offering Documents, there has not been any additional long term (maturity greater than one year) borrowings incurred by the Company.

(14)                      Authorization of the Shares.  At the Closing Time, the Shares will have been duly authorized for issuance by the Company and, when duly issued and executed and delivered by the Company to the Purchasers (as defined in Section 2(a)) against payment therefor in accordance with the subscription agreement therefor, will be validly issued and fully paid and nonassessable shares of Common Stock; the issuance of the Shares is not subject to preemptive or other similar rights; and the Shares will conform in all material respects to the description thereof in the Offering Documents.

(15)                      Authorization of Agreement  This Agreement has been duly authorized, executed and delivered by each of the Company and the Bank Subsidiary.

(16)                      Not an Investment Company.  The Company is not, and immediately following consummation of the transaction contemplated hereby and the application of the net proceeds as described in the Offering Documents, the Company will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended (the “1940 Act”).

(17)                      Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its respective certificate of incorporation, bylaws or other similar organizational documents, except to the extent such violation, conflict, breach or default would not adversely affect the transaction contemplated hereby or have a Material Adverse Effect.  The Company and each of its subsidiaries have conducted and are conducting their business so as to comply in all material respects with all applicable statutes, regulations and administrative and court decrees.  None of the Company or any of its subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of them may be bound or to which any of its properties or assets is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not result in a Material Adverse Effect.  The execution, delivery and performance of this Agreement by the Company, the issuance, sale and delivery of the Shares, the consummation of the transaction contemplated by this Agreement, and compliance by the Company and the Bank Subsidiary with the terms of this Agreement have been duly authorized by all necessary corporate action on the part of the Company and the Bank Subsidiary and do not and will not, whether with or without the giving of notice or passage of time or both, violate, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any, security interest, mortgage, pledge, lien, charge, encumbrance, claim or equitable right upon any properties or assets of the Company or any of its subsidiaries pursuant to, any of the Agreements and Instruments, except to the extent such violation, conflict, breach or default would not adversely affect the transactions contemplated hereby or have a Material Adverse Effect, nor will such action result in any violation of the provisions of the certificate of incorporation, charter or bylaws of the Company or any of its subsidiaries or  any violation by the Company or any of its subsidiaries of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government authority, agency or instrumentality or court, domestic or foreign, including, without limitation, the Board of Governors of the Federal Reserve (“FRB”), the Office of the Comptroller of the Currency (the “OCC”), and the FDIC, having jurisdiction over the Company or any of its subsidiaries or their respective properties or assets (collectively, “Governmental Entities”), except to the extent such violation, conflict, breach or default would not adversely affect the transactions contemplated hereby or have a Material Adverse Effect.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries prior to its scheduled maturity.

(18)                      Absence of Labor Dispute.  No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the executive officers of the Company, is imminent, which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

(19)                      Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any Governmental Entity, now pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, which, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect, or which in the reasonable judgment of the Company would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Offering Documents, including any ordinary routine litigation incidental to the business, are not, in the reasonable judgment of the Company, expected to result in a Material Adverse Effect.

(20)                      Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Governmental Entity, other than those that have been made or obtained, is necessary or required for the performance by the Company of its obligations hereunder, or the consummation by the Company of the transactions contemplated hereby, except as may be required under federal or state securities laws.

(21)                      Possession of Licenses and Permits.  Each of the Company and the subsidiaries of the Company possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate Governmental Entities necessary to conduct the business now operated by them, and each of the Company and the subsidiaries of the Company is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess or to so comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or any subsidiaries of the Company has received any written notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, in the reasonable judgment of the Company, is expected to result in a Material Adverse Effect.

(22)                      Title to Property.  Each of the Company and the subsidiaries of the Company has good and marketable title to all of their respective real and personal properties owned by them, in each case free and clear of all liens, encumbrances and defects, except as stated in the Offering Documents, or such as would not result in a Material Adverse Effect; and all of the leases and subleases under which the Company or any subsidiary holds properties, are in full force and effect, except where the failure of such leases and subleases to be in full force and effect individually or in the aggregate, would not have a Material Adverse Effect, and none of the Company or any subsidiaries of the Company has any written notice of any claim that has been asserted by anyone adverse to the rights of the Company or any subsidiaries of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of such entity to the continued possession of the leased or subleased premises under any such lease or sublease, except for any such claim which, in the reasonable judgment of the Company, singly or in the aggregate,  is not expected to result in a Material Adverse Effect.

(23)                      Intellectual Property.  Each of the Company and the subsidiaries of the Company owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) presently employed by them in connection with the business now operated by them or reasonably necessary in order to conduct such business, except to the extent the failure to so own, possess or be able to obtain such Intellectual Property would not have a Material Adverse Effect; and neither the Company nor any of the Company’s subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, in the reasonable judgment of the Company, is likely to result in a Material Adverse Effect.

(24)                      Payment of Taxes.  The Company has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect) and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or would not result in a Material Adverse Effect.

(25)                      Insurance.  The Company and each of its subsidiaries are insured for reasonable amounts by insurance companies with an A.M. Best rating of A- or better against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect in all material respects; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; neither the Company nor any of its subsidiaries has been refused any insurance coverage sought or applied for; and neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(26)                      Payment of Dividends.  No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company, except as described in the Offering Documents and as such subsidiaries may be limited by regulations issued by Regulatory Agencies of general applicability.

(27)                      Internal Control.  The Company and each of its subsidiaries have established and maintain adequate internal control over financial reporting and such internal control over financial reporting has not been changed during the Company’s last fiscal quarter in any way that materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.  The Company’s independent registered public accountants and the Audit Committee of the Board of Directors have been advised of: (i) any known significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data and (ii) any known fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and such deficiencies or fraud have either been disclosed in the Offering Documents or will not result in a Material Adverse Effect.

(28)                      Environmental.  The Company and each of its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received any written notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, result in a Material Adverse Effect.  Except as described in the Offering Documents, neither the Company nor any of the subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

(29)                      ERISA.  Each of the Company and its subsidiaries has fulfilled, in all material respects, its obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations promulgated thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and the regulations thereunder), which is maintained by the Company and its subsidiaries for their employees, and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and the regulations thereunder.  The Company and its subsidiaries have not incurred any unpaid liability under Title IV of ERISA to the Pension Benefit Guaranty Corporation (other than for the payment of premiums in the ordinary course) or to any such plan.

(30)                      Disclosure Controls.  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Securities Exchange Act of 1934, as amended (the “1934 Act”)); and such disclosure controls and procedures are designed to ensure that material information relating to the Company is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within the Company to allow timely decisions regarding disclosures.

(31)                      Foreign Corrupt Practices Act.  The operations of the Company and the Bank Subsidiary are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, also known as the Bank Secrecy Act, the money laundering statues of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity having jurisdiction over the Company or the Bank Subsidiary (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Bank Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.  Neither the Company, the Bank Subsidiary, nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or the Bank Subsidiary has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee; (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; (D) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment; or (E) made any payment of funds to the Company or the Bank Subsidiary or received or retained funds in violation of any law, rule or regulation.

(32)                      NASD Affiliations.  To the knowledge of the Company, there are no affiliations or associations (as such terms are defined by the National Association of Securities Dealers, Inc. (“NASD”)) between any member of the NASD and any of the Company’s officers or directors.

(33)                      Stabilization.  The Company has not taken and will not take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Shares.

(34)                      No General Solicitation.  Neither the Company nor any of their Affiliates (as defined in Rule 501(b) under the 1933 Act) or any person acting on its or any of their behalf (other than the Placement Agent, as to whom the Company and the Bank Subsidiary make no representation) has engaged or will engage, in connection with the offering of the Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

(35)                      No Registration.  It is not necessary in connection with the offer, sale and delivery of the Shares by the Company in the manner contemplated by this Agreement to register the Shares under the 1933 Act.

(b)                                 Any certificate signed by any duly authorized officer of the Company or any of its subsidiaries and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation and warranty by the Company or its subsidiaries to the Placement Agent as to the matters covered thereby.

SECTION 2.                                Sale and Delivery of the Shares; Closing.

(a)                                  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell an aggregate of up to 575,000 Shares to the persons who have duly filled out the Subscription Agreement included in the Offering Documents which has been accepted by the Company (collectively, the “Purchasers”), at a price per Share which shall be set forth in the Subscription Agreement.

(b)                                 Deliveries of certificates for the Shares shall be made at the offices of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606, or such other place as may be agreed to by the Placement Agent and the Company, on such date and at such time as shall be agreed upon by the Placement Agent and the Company (such time and date of delivery being herein called the “Closing Time”).  Each Purchaser shall pay the purchase price for the Shares subscribed for by wire transfer of immediately available funds to an escrow account maintained by an escrow agent to be designated by the Company and the Placement Agent and identified in the Subscription Agreement at least two (2) business days preceding the Closing Time.

(c)                                  The Placement Agent, relying on the representations and warranties given by each of the Company and the Bank Subsidiary herein, hereby undertakes, subject to and in accordance with the provisions of this Agreement, to act as agent for the Company and, in such capacity, to use its best efforts to procure qualified subscribers to subscribe for or purchase an aggregate of up to 575,000 Shares.  The Company expressly acknowledges and agrees that the Placement Agent’s obligations hereunder are on a best efforts basis only and that the execution of this Agreement does not constitute a commitment by the Placement Agent to purchase the Shares and does not ensure the successful placement of the Shares or any portion thereof or the success of Placement Agent with respect to securing any other financing on behalf of the Company.  As compensation to the Placement Agent for its commitments hereunder, the Company hereby agrees to pay at the Closing Time to the Placement Agent in immediately available funds a commission of 7.00% of the gross proceeds from the sale of the Shares.

(d)                                 In performing its duties under this Agreement, the Placement Agent shall be entitled to rely upon any written notice, signature or other writing which the Placement Agent shall in good faith believe to be genuine and to be signed or presented by a proper party or parties.  The Placement Agent may rely upon any opinions or certificates or other documents delivered by the Company, the Bank Subsidiary or its counsel or designees to it.

SECTION 3.                                Covenants of the Company and the Bank Subsidiary.  The Company and the Bank Subsidiary covenant with the Placement Agent as follows:

(a)                                  Offering Documents.  The Company and the Bank Subsidiary, as promptly as possible, will furnish to the Placement Agent, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto as the Placement Agent may reasonably request.

(b)                                 Notice and Effect of Material Events.  Prior to the Closing Time, the Company and the Bank Subsidiary will immediately notify the Placement Agent, and confirm such notice in writing, of (x) any filing made by the Company and the Bank Subsidiary of information relating to the offering of the Shares with any regulatory body in the United States, and (y) any Material Adverse Effect, which, in the reasonable judgment of the Company (i) makes any statement in the Offering Documents false or misleading or (ii) is not disclosed in the Offering Documents.  In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable judgment of the Company, its counsel or the Placement Agent or counsel to such Placement Agent, to amend or supplement the Offering Memorandum in order that the Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will amend or supplement the Offering Memorandum by preparing and furnishing to the Placement Agent an amendment or amendments of, or a supplement or supplements to, the Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Placement Agent) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

(c)                                  Amendment to Offering Documents.  The Company and the Bank Subsidiary will advise the Placement Agent promptly of any proposal to amend or supplement the Offering Documents and will not effect such amendment or supplement without the prior written consent of the Placement Agent (which such consent may not be unreasonably withheld, conditioned or delayed).  Neither the consent of the Placement Agent nor such Placement Agent’s delivery of any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(d)                                 Blue Sky Qualifications.  The Company will use its reasonable best efforts, in cooperation with the Placement Agent, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Placement Agreement may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the date of the Offering Memorandum or any amendment or supplement thereto; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Shares have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the later of the date of the Offering Memorandum or any amendment or supplement thereto.

(e)                                  Use of Proceeds.  The Company and the Bank Subsidiary will use the proceeds received by it from the sale of the Shares as described in the Offering Memorandum.

(f)                                    Listing.  The Company will use its reasonable best efforts to effect and maintain the quotation of the Common Stock on the Nasdaq National Market and will file with the Nasdaq National Market all documents and notices required by the Nasdaq National Market of companies that have securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq National Market.

(g)                                 Lock-Up.  Except under any benefit plan or arrangement maintained by or on behalf of the Company or its subsidiaries, during the 180-day period after the Closing Time, the Company will not, without the prior written consent of the Placement Agent, directly or indirectly, issue, sell, offer or agree to sell, grant any option for the sale of, or otherwise dispose of, Common Stock, any security convertible into, exchangeable or exercisable for Common Stock or any equity security substantially similar to the Common Stock.

(h)                                 Reporting Requirements.  The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Placement Agreement and the Offering Memorandum.  The Company, during and after the period of the Private Placement, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

SECTION 4.                                Payment of Expenses.

(a)                                  Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including, without limitation, (i) the cost of obtaining all regulatory approvals; (ii) the cost of preparation, printing and delivery of such documents as may be required in connection with the offering, purchase, sale and delivery of the Shares; (iii) the cost of preparing, including printing and distributing, the Offering Documents; (iv) the costs of blue sky qualification (including fees and expenses of blue sky counsel to the Placement Agent) of the Shares in the various states; and (v) all fees and disbursements of the Company’s counsel, accountants, agents and other advisors.  In the event the Placement Agent incurs any such fees and expenses on behalf of the Company, the Company will reimburse the Placement Agent for such fees and expenses whether or not the transactions contemplated hereby are consummated.

(b)                                 In addition to the expenses to be borne by the Company under paragraph (a) above, the Company shall reimburse the Placement Agent, upon request made from time to time, for its reasonable out-of-pocket expenses incurred in connection with the transaction contemplated hereby, regardless of whether such transactions are consummated, including, without limitation, reasonable legal fees and disbursements of Barack Ferrazzano Kirschbaum

Perlman & Nagelberg LLP, counsel for the Placement Agent, and reasonable out-of-pocket marketing, syndication and travel expenses.

SECTION 5.                                Conditions of Placement Agent’s Obligations.  The Company and the Placement Agent agree that the obligations of the Placement Agent hereunder are subject to the accuracy of the representations and warranties of the Company and the Bank Subsidiary contained in Section 1 hereof or in certificates of any officer of the Company or any of its subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Bank Subsidiary of their obligations hereunder, and to the following further conditions:

(a)                                  Opinion of Counsel for Company and the Bank Subsidiary.  At the Closing Time, the Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., counsel for the Company and the Bank Subsidiary, in form and substance reasonably satisfactory to counsel for the Placement Agent, and in substantially the form annexed hereto as Exhibit A.  Such counsel may state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company or any of its subsidiaries and certificates of public officials.

(b)                                 Opinion of Counsel for Placement Agent.  At the Closing Time, the Placement Agent shall have received the favorable opinion, dated as of the Closing Time, of Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, counsel for the Placement Agent, with respect to the incorporation and legal existence of the Company, the issuance of the Shares, the disclosure in the Offering Documents and other related matters as the Placement Agent may require.  Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of Shares, officers of the Company or any of its subsidiaries and public officials.

(c)                                  Certificates.  At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Offering Documents, any Material Adverse Effect, and the Placement Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1 hereof were true and correct when made and are true and correct with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company and the Bank Subsidiary have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

(d)                                 Officers’ Certificate.  At the Closing Time, the Placement Agent shall have received a certificate of the President and Chief Executive Officer of the Company and of the Bank Subsidiary and the Chief Financial Officer of the Company and of the Bank Subsidiary, dated as of Closing Time, to the effect that (i) they have reviewed the contents of the Offering Documents; (ii) based on each of their knowledge, the Offering Documents do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which such statements were made, not misleading; and (iii) based on each of their knowledge, the financial statements and other financial information included in the Offering Memorandum fairly present in all material respects the financial condition and results of operations of the

Company and its subsidiaries as of and for the dates and periods presented in the Offering Documents.

(e)                                  Independent Auditors’ Comfort Letter.  At the time of the execution of this Agreement, the Placement Agent shall have received a letter from each of KPMG, LLP (the “Company Independent Auditor”), dated such date, in form and substance reasonably satisfactory to the Placement Agent, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to placement agents in private placements with respect to the financial statements and certain financial information included in the Offering Documents.

(f)                                    Bring-down Comfort Letter.  At the Closing Time, the Placement Agent shall have received from the Company Independent Auditor a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(g)                                 Lock-up Agreements.  At the date of this Placement Agreement, the Placement Agent shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule A hereto.

(h)                                 Additional Documents.  At the Closing Time, counsel for the Placement Agent shall have been furnished such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Company and the Bank Subsidiary, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Bank Subsidiary in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Placement Agent and counsel for the Placement Agent.

(i)                                     Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Placement Agent by notice to the Company and the Bank Subsidiary at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Section 6 and 7 hereof shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)                                  Indemnification of Placement Agent.  The Company and the Bank Subsidiary agree to jointly and severally indemnify and hold harmless: (x) the Placement Agent; (y) each person, if any, who controls (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) the Placement Agent (each such person, a “controlling person”); and (z) the respective partners, directors, officers, employees and agents of the Placement Agent or any such controlling person as follows:

(1)                            against any and all loss, liability, claim, damages and expense whatsoever, as incurred, relating to or arising out of, or based upon, in whole or in part, (A) any untrue statement or alleged untrue statement of a material fact included in the Offering Memorandum, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; (B) any untrue statement or alleged untrue statement of material fact contained in any information or documents executed in favor of or furnished or made available to the Placement Agent by the Company and the Bank Subsidiary; (C) any omission or alleged omission to state in any information or documents executed in favor of or furnished or made available to the Placement Agent by the Company and the Bank Subsidiary a material fact necessary to make the statements therein not misleading; or (D) the breach or alleged breach of any representation, warranty and agreement of the Company and the Bank Subsidiary contained herein;

(2)                            against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement; provided that (subject to Section 6(d) hereof) any such settlement is effected with the written consent of the Company and the Bank Subsidiary; and

(3)                            against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Placement Agent), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, or breach or alleged breach of any such representation, warranty or agreement, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense (A) to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or their counsel expressly for use in the Offering Documents (or any amendment or supplement thereto) (the “Placement Agent’s Information”) or (B) which is found by a final unappealable order of a court with jurisdiction over the matter to have been directly caused by the gross negligence or willful misconduct of the Placement Agent.

(4)                            Notwithstanding the foregoing, the indemnification provided for in this paragraph (a) shall not apply to the Bank Subsidiary to the extent that such indemnification by the Bank Subsidiary is found in a final, non-appealable judgment by a court of competent jurisdiction to constitute a violation of any financial institution law or regulation applicable to national banks and the Bank Subsidiary, including if such indemnification is so found to constitute a covered transaction under 23A of the Federal Reserve Act.  Further, the indemnification provided for in this paragraph (a) shall be the sole and exclusive remedy against the Bank Subsidiary with respect to any breach of this Agreement.  This Section 6(a)(4) does not, in any manner, limit any actions, recourse or remedies the Placement Agent may seek to enforce against the Company or any entity or person other than the Bank Subsidiary.

(b)                                 Indemnification of Offerors, Directors, Officers and Employees.  The Placement Agent agrees to indemnify and hold harmless the Company, the Bank Subsidiary, and their direct and indirect subsidiaries, their respective directors, officers and employees, and each person, if any, who controls the Company, or its subsidiaries within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in conformity with the Placement Agent’s Information.

(c)                                  Actions against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof, and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Placement Agent, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company and the Bank Subsidiary.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                                 Settlement without Consent if Failure to Reimburse.  If at any time an indemnified party shall have validly requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7.                                Contribution.  In order to provide for just and equitable contribution in circumstances under which the indemnification provided for in Section 6 hereof is for any reason held to be unenforceable by an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Bank Subsidiary, on the one hand, and the Placement Agent, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Bank Subsidiary, on the one hand, and the Placement Agent, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company and the Bank Subsidiary, on the one hand, and the Placement Agent, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company and the Bank Subsidiary and the total commission received by the Placement Agent bear to the aggregate initial offering price of the Shares.

The relative fault of the Company and the Bank Subsidiary, on the one hand, and the Placement Agent, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statements of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Bank Subsidiary or by the Placement Agent and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Bank Subsidiary and the Placement Agent agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, the Placement Agent shall not be required to contribute any amount in excess of the amount by which its commissions received pursuant to Section 2(c) hereof exceeds the amount of any damages which the Placement Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls the Placement Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the respective partners, directors, officers, employees and agents of such Placement Agent or any such controlling person shall have the same rights to contribution as the Placement Agent, while each officer and director of the Company and the Bank Subsidiary, and each person, if any, who controls the Company and the Bank Subsidiary within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Bank Subsidiary.

SECTION 8.                                Representations, Warranties and Agreements to Survive Delivery.  All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or the Bank Subsidiary submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Placement Agent or controlling person, or by or on behalf of the Company or the Bank Subsidiary, and shall survive delivery of the Shares to the purchasers thereof.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Placement Agent may terminate this Agreement, by notice to the Company and the Bank Subsidiary, at any time at or prior to the Closing Time if, since the time of execution of this Agreement or since the respective dates as of which information is given in the Offering Documents, (i) there has occurred any Material Adverse Effect, or (ii) any condition specified in Section 5 hereof (other than Section 5(b)) shall not have been fulfilled when and as required to be fulfilled), or (iii) there has occurred any material adverse change in the financial markets in the United States, any outbreak of hostilities or escalation thereof or any other calamity or crisis, or any change or development involving a prospective change in political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Placement Agent, impracticable to market the Shares or to enforce contracts for the sale of the Shares, or (iv) trading generally on the American Stock Exchange, the New York Stock Exchange or the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers or any other governmental authority, or (v) a banking moratorium has been declared by the United States, New York, North Dakota or Arizona authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6 and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10.                          Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Placement Agent shall be directed to Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, New York 10022, Facsimile (212) 466-7711, Attention: General Counsel, with a copy to Barack Ferrazzano Kirschbaum Perlman & Nagelberg LLP, 333 W. Wacker Drive, Suite 2700, Chicago, Illinois 60606, Facsimile (312) 984-3150, Attention: John E. Freechack; and notices to the Company and the Bank Subsidiary shall be directed to 322 East Main, Bismarck, North Dakota 58501, Facsimile (710)222-3653, Attention: Gregory K. Cleveland, with a copy to Jones, Walker, Waechter, Poitevent, Carrere & Denegre L.L.P., 10001 Woodloch Forest Drive, Suite 35, The Woodlands, Texas 77380, Facsimile (281) 296-4404, Attention: William Masters.

SECTION 11.                          Parties.  This Agreement shall inure to the benefit of and be binding upon the Placement Agent and the Company and the Bank Subsidiary and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Placement Agent and the Company and the Bank Subsidiary, and their respective successors and the controlling persons and other persons referred to in Sections 1, 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this

Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Placement Agent and the Company and the Bank Subsidiary and their respective successors, and said controlling persons and other persons and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Shares shall be deemed to be a successor by reason merely of such purchase.

SECTION 12.                          Counterparts; Facsimile.  This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, and signature pages may be delivered by facsimile, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

SECTION 13.                          GOVERNING LAW; JURISDICTION.  THIS AGREEMENT SHALL BE  GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

EACH OF THE COMPANY AND THE BANK SUBSIDIARY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT.  EACH OF THE COMPANY AND THE BANK SUBSIDIARY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

SECTION 14.                          Effect of Headings.  The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 15.                          Entire Agreement.  This Agreement represents the entire understanding of the parties hereto with reference to the transactions contemplated hereby and supersedes any and all other oral or written agreements heretofore made.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Placement Agent and the Company and the Bank Subsidiary in accordance with its terms.

Very truly yours,

BNCCORP, INC.

		By:	/s/ Gregory K. Cleveland
Name: Gregory K. Cleveland
Title: President and CEO

BNC NATIONAL BANK

		By:	/s/ Gregory K. Cleveland
Name: Gregory K. Cleveland
Title: President and CEO

CONFIRMED AND ACCEPTED,
as of the date first above written:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp.,
the sole general partner

By:	/s/ Robert A. Kleinert
Name: Robert A. Kleinert
Title: an officer

SCHEDULE A

Gregory K. Cleveland

Denise Forte-Pathroff, M.D.

John A. Hipp, M.D.

Richard M. Johnsen, Jr.

Tracey J. Scott

E. Thomas Welch

Jerry R. Woodcox

Neil M. Brozen

Shawn Cleveland Goll

Dave Hoekstra

Richard W. Milne, Jr.

Mark E. Peiler

Jerry D. Renk

Jess Roman

EXHIBIT A

Pursuant to Section 5(a) of the Placement Agency Agreement, counsel for the Company and the Bank Subsidiary shall deliver an opinion in substantially the following form:

1.                                       The Company is incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.                                       The Company has the corporate power and authority to (i) execute and deliver, and to perform its obligations under the Agreement and (ii) own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

3.                                       The Company is registered with the FRB as a bank holding company under the BHCA; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.

4.                                       The Bank Subsidiary is validly existing and in good standing under the laws of the United States, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have a Material Adverse Effect.  The deposit accounts of the Bank Subsidiary are insured by the FDIC up to the maximum amount allowable under applicable law.

5.                                       Each of the Company’s “significant subsidiaries” (as defined in Rule 1-02 of Regulation S-X, the “Significant Subsidiaries”) is organized and validly existing and in good standing under the laws of its jurisdictions of incorporation or formation and has the corporate or other organizational power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum.

6.                                       The Company, the Bank Subsidiary and the Other Subsidiaries are not required to qualify as a foreign corporation to transact business in any jurisdiction other than the States of [                  ].

7.                                       All of the issued and outstanding capital stock of the Company has been duly authorized and validly issued, and is fully paid and nonassessable; none of the capital stock of the Company was issued in violation of the preemptive rights of any shareholder of the Company; all of the issued and outstanding shares of capital stock of each of the Company’s Significant Subsidiaries have been duly authorized and validly issued, and are fully paid and nonassessable and to the best of such counsel’s knowledge, such shares of capital stock of each such subsidiary are owned of record by the Company, directly or through the Bank Subsidiary, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equitable right; and none of such outstanding shares of capital stock of the Company’s Significant Subsidiaries was issued in violation of any preemptive or similar rights arising by operation of law, of the certificate of incorporation, by-laws or similar organizational documents of the Company, or its Significant Subsidiaries or, to the knowledge of such counsel, of any agreement to which the Company, or any off its Significant Subsidiaries is a party.

8.                                       Based on such counsel’s review of the Company’s records, the authorized, issued and outstanding capital stock of the Company as set forth in the Offering Memorandum under “Capitalization,” at the date indicated therein, and there have not been any subsequent issuances of capital stock of the Company, other than issuances of the Company’s common stock under any benefit plan or arrangement maintained by or on behalf of the Company or its subsidiaries.

9.                                       No consent, approval, authorization or order of or filing, registration or qualification with any governmental agency or authority is required under any law or regulation of the United States or any jurisdiction in which the Company or any of its subsidiaries is organized or incorporated or engages in any business in connection with the execution and delivery by the Company of the Agreement and the consummation of the transactions contemplated thereby except (i) as may be required under the Blue Sky laws of the various states of the United States in connection with any sales of Shares therein or (ii) as have already been obtained or made.

10.                                 The issuance and sale by the Company of the Shares, the execution, delivery and performance by the Company and the Bank Subsidiary of the Agreement, the consummation by the Company and the Bank Subsidiary of the transactions contemplated thereby are not prohibited by any statute or administrative regulation of the State of Delaware applicable to them.

11.                                 The Agreement has been duly authorized, executed and delivered by the Company and the Bank Subsidiary.

12.                                 The Shares have been duly authorized for issuance by the Company, and when issued, executed and delivered against payment therefor in accordance with the Agreement, will be validly issued and fully paid and nonassessable.

13.                                 The execution, delivery and performance of the Agreement by the Company and the Bank Subsidiary and the consummation by the Company and the Bank Subsidiary of the transaction contemplated by the Agreement, (i) will not result in any violation of the certificate of incorporation or bylaws of the Company or any of its Significant Subsidiaries, and (ii) will not conflict with, or result in a breach of any of the terms or provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation or imposition of any lien, charge and encumbrance upon any assets or properties of the Company or any of its Significant Subsidiaries under, (a) any agreement, indenture, mortgage or instrument of which we are aware that the Company or any of its Significant Subsidiaries is a party to or by which it may be bound or to which any of its assets or properties may be subject, or (b) any existing applicable law, rule or administrative regulation of any court or governmental agency or authority having jurisdiction over the Company or any of its Significant Subsidiaries or any of their respective assets or properties, except in case of (ii), where any such violation, conflict, breach, default, lien, charge or encumbrance, would not have a Material Adverse Effect.

14.                                 The Shares conform in all material respects to the description thereof contained in the Offering Documents.

15.                                 The statements in the Offering Documents under the captions “Supervision and Regulation,” “Description of Capital Stock,” and “Plan of Distribution,” to the extent that such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are fair summaries and accurately present the information disclosed therein in all material respects.

16.                                 To the best of such counsel’s knowledge, there are no legal or governmental actions, suits, investigations or proceedings, pending or threatened against the Company or any subsidiary of the Company which otherwise would be required to be disclosed in the Offering Documents, if the Offering Documents were included in a registration statement filed pursuant to the 1933 Act, other than those described or referred to therein.

17.                                 Assuming (i) the accuracy of the representations and warranties, and compliance with the agreements, contained in the Agreement and (ii) that the Shares are sold in the manner contemplated by, and in accordance with, the Agreement, and the Offering Documents, it is not necessary in connection with the offer, sale and delivery of the Shares to register the Shares under the 1933 Act.

18.                                 The Company is not, and, following the issuance of the Shares and the consummation of the transaction contemplated by the Agreement and the application of the proceeds therefrom, the Company will not be, an “investment company” required to be registered under the Investment Company Act of 1940, as amended.

19.                                 During the course of the preparation of the Offering Memorandum, we reviewed and participated in the preparation of the Offering Memorandum, reviewed certain documents and participated in discussions with officers of the Corporation and their advisors, and the Placement Agent and its advisors.  Although we have not undertaken to determine independently, and are not passing upon or assuming any responsibility for, the accuracy, completeness or fairness of the statements contained in the Offering Memorandum on the basis of such review and discussions, nothing has come to our attention that causes us to believe that the Offering Memorandum (other than the financial statements, notes to financial statements, schedules and other financial, statistical or accounting information and data included therein or omitted therefrom, as to which we express no view), as of the date of the Offering Memorandum or at the date hereof, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

EXHIBIT B

[Form of lock-up from directors, officers or other stockholders]

September    , 2005

Sandler O’Neill & Partners, L.P.

919 Third Avenue

6th Floor

New York, New York 10022

Re:                               Proposed Offering by BNCCORP, Inc.

Dear Sirs:

The undersigned, a stockholder and an officer and/or director of BNCCORP, Inc., a Delaware corporation (the “Company”), understands that Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) proposes to enter into a Placement Agreement (the “Placement Agreement”) with the Company providing for the private placement of shares (the “Securities”) of the Company’s common stock, $0.01 par value per share (the “Common Stock”).  In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with Sandler O’Neill to be named in the Placement Agreement that, during a period of 180 days from the date of the Placement Agreement, the undersigned will not, without the prior written consent of Sandler O’Neill, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company’s Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.  Notwithstanding the foregoing, the undersigned shall not be prohibited from exercising, receiving any shares of the Company’s common stock issued pursuant to the exercise of, or receiving any options granted to the undersigned pursuant to any benefit plan or arrangement maintained by or on behalf of the Company.

Very truly yours,

Signature:
Print Name:

B-1